As filed with the Securities and Exchange Commission on September 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVEXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	90-1038273
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2275 Half Day Rd, Suite 160

Bannockburn, Illinois 60015

(847) 572-8280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean P. Nolan

President and Chief Executive Officer

AveXis, Inc.

2275 Half Day Rd, Suite 160

Bannockburn, Illinois 60015

(847) 572-8280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Darren DeStefano Joshua A. Kaufman Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000	Mark V. Roeder Brian J. Cuneo Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-213292)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, $0.0001 par value per share	$9,458,750	$952.50

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the aggregate offering price of shares that the underwriters have the option to purchase.

(2)                                  The shares being registered pursuant to this Registration Statement are in addition to the $159,160,000 of shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213292).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-213292), which was declared effective by the Commission on September 7, 2016, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $9,458,750. The required opinions and consents are listed on the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 8th day of September, 2016.

AVEXIS, INC.

By:	/s/ Sean P. Nolan
Sean P. Nolan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sean P. Nolan	President, Chief Executive Officer and	September 8, 2016
Sean P. Nolan	Director (principal executive officer)

*	Chief Financial Officer	September 8, 2016
Thomas J. Dee	(principal financial officer and principal accounting officer)

*	Chief Scientific Officer and Director	September 8, 2016
Brian K. Kaspar

*	Chairman of the Board of Directors	September 8, 2016
Daniel Welch

*	Director	September 8, 2016
Terrence C. Kearney

*	Director	September 8, 2016
Paul B. Manning

*	Director	September 8, 2016
Jonathan Leff

*	Director	September 8, 2016
Carole Nuechterlein

*	Director	September 8, 2016
Bong Y. Koh

*	Director	September 8, 2016
Frank Verwiel

*By:	/s/ Sean P. Nolan
Sean P. Nolan Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 to the Form S-1 Registration Statement, as amended (Registration No. 333-213292), filed by AveXis, Inc. on September 7, 2016).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.2 to the Form S-1 Registration Statement (Registration No. 333-209019), filed by AveXis, Inc. on August 24, 2016).

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